Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES SECOND QUARTER RESULTS

WOODLAND HILLS, CA, July 21, 2004    .   .   ..   .   .   .   .   ..   .   .   .   .   ..   .   .   .   .   ..   .   .   .   .

Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $24.8 million for the second quarter of 2004 compared to net income of $18.4 million for the second quarter of 2003.  Net income for the six months ended June 30, 2004 was $49.9 million compared to net income for the six months ended June 30, 2003 of $30.1 million.  Net income includes realized gains on investments after tax of $1.2 million and $7.3 million in the second quarter of 2004 and 2003, respectively, and $3.7 million and $7.7 million in the six months ended June 30, 2004 and 2003, respectively.

Diluted net income per share was $1.06 and $2.15 for the second quarter of 2004 and six months ended June 30, 2004, respectively.  Diluted net income per share for the second quarter of 2004 and for the six months ended June 30, 2004 reflect the impact of additional shares issuable as a result of the convertibility of Zenith’s 5.75% Convertible Senior Notes (the “Convertible Notes”).  Diluted net income per share was $0.97 and $1.60 for the second quarter of 2003 and six months ended June 30, 2003, respectively.  If the Convertible Notes would have been convertible in the second quarter of 2003 and in the six months ended June 30, 2003, diluted net income per share for the periods would have been $0.82 and $1.32, respectively.  Net income includes realized gains on investments after tax of $0.05 and $0.39 per diluted share in the second quarter of 2004 and 2003, respectively, and $0.15 and $0.41 per diluted share in the six months ended June 30, 2004 and 2003, respectively.

Income from workers’ compensation operations before tax for the three and six months ended June 30, 2004 was $22.1 million and $41.9 million, respectively, compared to $4.2 million and $8.0 million, respectively, for the three and six months ended June 30, 2003.  Income from reinsurance operations before tax for the three and six months ended June 30, 2004 was $2.5 million and $4.5 million, respectively, compared to $2.0 million and $4.4 million, respectively, for the three and six months ended June 30, 2003.  Income from workers’ compensation and reinsurance operations does not include any investment income, as described in the supplemental financial information contained in this press release.

Workers’ compensation net premiums earned increased approximately 29% and 33% in the three and six months ended June 30, 2004, respectively, compared to the corresponding periods of 2003.  In California, workers’ compensation net premiums earned increased approximately 44% and 48% in the three and six months ended June 30, 2004, respectively, compared to the corresponding periods of 2003.

The combined ratio for the workers’ compensation operations for the six months ended June 30, 2004 was 90.3% compared to 97.5% for the six months ended June 30, 2003 and 95.9% for the year ended December 31, 2003.  The combined ratio for the reinsurance operations for the six months ended June 30, 2004 was 79.8% compared to 86.3% for the six months ended June 30, 2003 and 84.3% for the year ended December 31, 2003.

Consolidated net cash flow from operating activities was $165.8 million for the six months ended June 30, 2004 compared to $101.4 million for the six months ended June 30, 2003.  Consolidated stockholders’ equity per share at June 30, 2004, March 31, 2004 and December 31, 2003 was $21.81, $22.05 and $20.27, respectively.  Return on average equity in the six months ended June 30, 2004 was 24.4% compared to 18.0% in the corresponding period of 2003.

Commenting on the results, Stanley R. Zax, Chairman & President, said: “We are pleased that the results of operations continue to reflect favorable combined ratios in both our workers’ compensation and reinsurance businesses.

In view of the uncertainty of the outlook for interest rates, we are continuing to take a cautious approach in our investment portfolio.  As of June 30, 2004, we had available about $400 million of cash and short-term investments which represents about 24% of the portfolio.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; and (8) other risks detailed herein and from time to time in Zenith’s other reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share)	2004	2003	2004	2003

TOTAL REVENUES	$247,821	$211,030	$491,218	$397,717

SELECTED INCOME DATA:
Net Investment Income after Tax	$9,707	$9,825	$19,819	$18,188
Realized Gains on Investments after Tax	1,211	7,284	3,687	7,749
Income from Investment Operations after Tax	$10,918	$17,109	$23,506	$25,937

Net Income	$24,800	$18,400	$49,900	$30,100

NET INCOME PER COMMON SHARE:
Basic	$1.29	$0.98	$2.61	$1.60
Diluted (1)	1.06	0.97	2.15	1.60
Diluted - Pro Froma (1)	1.06	0.82	2.15	1.32

STOCKHOLDERS’ EQUITY:

Stockholders’ Equity			$420,492	$358,793

Stockholders’ Equity per Share			21.81	19.10

Number of Common Shares:

Outstanding			19,278	18,786
Weighted Average for the Period - Basic	19,179	18,778	19,097	18,773
Weighted Average for the Period - Diluted (1)	24,503	18,905	24,390	18,842

(1) Diluted average outstanding shares for the three and six months ended June 30, 2004 include an additional 5.0 million shares that would be issuable in connection with our 5.75% Convertible Senior Notes due 2023 (the “Convertible Notes”).  After tax interest expense of $1.3 million and $2.5 million for the three and six months ended June 30, 2004, respectively, related to the Convertible Notes is added back to net income in computing diluted earnings per share. Diluted net income per share in the three and six months ended June 30, 2003 is not comparable because the average shares outstanding for the periods do not include such additional shares. If the Convertible Notes had been convertible in the three and six months ended June 30, 2003, and an additional 5.0 million shares would have been included in the computation of diluted shares outstanding for each period, diluted net income per share would have been $0.82 and $1.32, respectively.  After tax interest expense of $1.3 million and $1.4 million would have been added back to net income in the three and six months ended June 30, 2003, respectively, to compute pro forma diluted net income per share.

	Six Months Ended June 30,
(In thousands)	2004	2003

REVENUES:

Net Premiums Earned (1)	$456,630	$358,861
Net Investment Income	28,916	26,933
Realized Gains on Investments	5,672	11,923
Total Revenues	$491,218	$397,717

RESULTS OF OPERATIONS BY SEGMENT:

Net Investment Income	$28,916	$26,933
Realized Gains on Investments	5,672	11,923
Income from Investment Operations	34,588	38,856
Income (Loss) from Operations of (2):
Workers’ Compensation	41,938	8,036
Reinsurance	4,492	4,388
Parent (3)	(9,390)	(8,385)
Income before Tax and Equity in Earnings of Investee	71,628	42,895
Income Tax Expense	24,494	14,941
Income after Tax and before Equity in Earnings of Investee	47,134	27,954
Equity in Earnings of Investee after Tax	2,766	2,146
NET INCOME	$49,900	$30,100

(1) Net premiums earned in the six months ended June 30, 2004 and 2003 are net of $47.8 million and $36.0 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(2) See Supplemental Financial Information for a description of “Income (Loss) from Operations.”

(3) Included in Loss from Operations of Parent is interest expense before tax of $6.5 million and $5.4 million for the six months ended June 30, 2004 and 2003, respectively.

	Six Months Ended June 30,
(In thousands)	2004		2003
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$377,663	66.4%	$247,108	57.7%
Outside California	166,016	29.2%	146,218	34.2%
Total Workers’ Compensation	543,679	95.6%	393,326	91.9%
Reinsurance	25,113	4.4%	34,832	8.1%
	568,792	100.0%	428,158	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	326,154	65.9%	214,466	57.1%
Outside California	143,925	29.1%	126,390	33.6%
Total Workers’ Compensation (2)	470,079	95.0%	340,856	90.7%
Reinsurance	24,979	5.0%	34,850	9.3%
	495,058	100.0%	375,706	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	298,991	65.5%	202,342	56.4%
Outside California	135,441	29.6%	124,544	34.7%
Total Workers’ Compensation (2)	434,432	95.1%	326,886	91.1%
Reinsurance	22,198	4.9%	31,975	8.9%
	456,630	100.0%	358,861	100.0%

Income before Tax from Operations/Combined Ratio of:
Workers’ Compensation (1)	41,938	90.3%	8,036	97.5%
Reinsurance (1)	4,492	79.8%	4,388	86.3%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses		66.8%		71.0%
Underwriting and Other Operating Expenses		23.5%		26.5%
Combined Ratio		90.3%		97.5%

Reinsurance:
Loss and Loss Adjustment Expenses		50.5%		68.7%
Underwriting and Other Operating Expenses		29.3%		17.6%
Combined Ratio		79.8%		86.3%

(1) See Supplemental Financial Information for a description of “Income before Tax from Operations,” “Combined Ratio” and “Premiums Written.”

(2) Premiums in 2004 and 2003 are net of $51.7 million and $37.5 million, respectively, of ceded premiums written and $47.8 million and $36.0 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

	Three Months Ended June 30,
(In thousands)	2004	2003

REVENUES:

Net Premiums Earned (1)	$231,917	$185,457
Net Investment Income	14,041	14,366
Realized Gains on Investments	1,863	11,207
Total Revenues	$247,821	$211,030

RESULTS OF OPERATIONS BY SEGMENT:

Net Investment Income	$14,041	$14,366
Realized Gains on Investments	1,863	11,207
Income from Investment Operations	15,904	25,573
Income (Loss) from Operations of (2):
Workers’ Compensation	22,134	4,203
Reinsurance	2,453	1,992
Parent (3)	(4,612)	(4,885)
Income before Tax and Equity in Earnings of Investee	35,879	26,883
Income Tax Expense	12,145	9,271
Income after Tax and before Equity in Earnings of Investee	23,734	17,612
Equity in Earnings of Investee after Tax	1,066	788
NET INCOME	$24,800	$18,400

(1) Net premiums earned in the three months ended June 30, 2004 and 2003 are net of $24.4 million and $18.8 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(2) See Supplemental Financial Information for a description of “Income (Loss) from Operations.”

(3) Included in Loss from Operations of Parent is interest expense before tax of $3.3 million and $3.5 million for the three months ended June 30, 2004 and 2003, respectively.

	Three Months Ended June 30,
(In thousands)	2004		2003
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$188,272	68.5%	$128,558	60.3%
Outside California	79,340	28.9%	73,160	34.4%
Total Workers’ Compensation	267,612	97.4%	201,718	94.7%
Reinsurance	7,166	2.6%	11,365	5.3%
	274,778	100.0%	213,083	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	162,381	68.2%	111,524	59.9%
Outside California	68,643	28.8%	63,262	34.0%
Total Workers’ Compensation (2)	231,024	97.0%	174,786	93.9%
Reinsurance	7,129	3.0%	11,350	6.1%
	238,153	100.0%	186,136	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	153,938	66.4%	107,162	57.8%
Outside California	67,308	29.0%	63,700	34.3%
Total Workers’ Compensation (2)	221,246	95.4%	170,862	92.1%
Reinsurance	10,671	4.6%	14,595	7.9%
	231,917	100.0%	185,457	100.0%

Income before Tax from Operations/Combined Ratio of:
Workers’ Compensation (1)	22,134	90.0%	4,203	97.5%
Reinsurance (1)	2,453	77.0%	1,992	86.4%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses		66.2%		71.6%
Underwriting and Other Operating Expenses		23.8%		25.9%
Combined Ratio		90.0%		97.5%

Reinsurance:
Loss and Loss Adjustment Expenses		44.3%		68.3%
Underwriting and Other Operating Expenses		32.7%		18.1%
Combined Ratio		77.0%		86.4%

(1) See Supplemental Financial Information for a description of “Income before Tax from Operations,” “Combined Ratio” and “Premiums Written.”

(2) Premiums in 2004 and 2003 are net of $25.5 million and $19.2 million, respectively, of ceded premiums written and $24.4 million and $18.8 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent.  Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income or loss from operations before tax of the workers’ compensation and reinsurance segments is determined solely by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned.  Loss from operations of the parent segment include interest expense and the general operating expenses of Zenith National.

Combined Ratios

The combined ratios, expressed as a percentage, are key measurements of underwriting profitability traditionally used in the property-casualty insurance business. The ratios discussed in this press release are calculated using GAAP financial results (defined as accounting principles generally accepted in the United States of America) and include the loss and loss adjustment expense ratio (“loss ratio”) as well as the underwriting and other operating expense ratio (“expense ratio”) which together equal the combined ratio. The loss ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned. The expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.

NON-GAAP MEASURES

In addition to financial measures presented in the consolidated financial statements prepared in accordance with GAAP, we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period. It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholder in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2004	2003	2004	2003
Workers’ Compensation:
Gross Premiums Written	$267,612	$201,718	$543,679	$393,326
Ceded Premiums	(36,588)	(26,932)	(73,600)	(52,470)
Net Premiums Written	231,024	174,786	470,079	340,856
Change in Unearned Premiums, Net of Reinsurance	(9,778)	(3,924)	(35,647)	(13,970)
Net Premiums Earned	$221,246	$170,862	$434,432	$326,886

Reinsurance:
Gross Premiums Written	$7,166	$11,365	$25,113	$34,832
Ceded Premiums	(37)	(15)	(134)	18
Net Premiums Written	7,129	11,350	24,979	34,850
Change in Unearned Premiums, Net of Reinsurance	3,542	3,245	(2,781)	(2,875)
Net Premiums Earned	$10,671	$14,595	$22,198	$31,975